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                                                                 Exhibit (j)(1)


               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees and Shareholders
ING Mutual Funds:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                        /s/KPMG LLP
Boston, Massachusetts
August 14, 2006